Exhibit 99.1

THE MADISON SQUARE GARDEN COMPANY REPORTS

FISCAL 2016 FIRST QUARTER RESULTS

Successful completion of spin-off from MSG Networks Inc.

20 year media rights agreements for New York Knicks and Rangers with MSG Networks Inc.

Cash balance of $1.47 billion as of September 30, 2015

Board authorization to repurchase up to $525 million of Class A common stock

Strong revenue, AOCF and operating income growth for the first quarter versus the prior year period

NEW YORK, N.Y., November 5, 2015 - The Madison Square Garden Company (NYSE: MSG) today reported financial results for the first quarter ended September 30, 2015.

On September 30, 2015, the spin-off of The Madison Square Garden Company from MSG Networks Inc. was completed. As a result, total company reported financial results for both the fiscal 2016 and 2015 first quarter are presented as the combined results of the sports and entertainment businesses, which had been consolidated with MSG Networks Inc. prior to the completion of the spin-off.

Please note that both periods presented reflect the allocation of corporate and administrative costs based on accounting requirements for the preparation of carve-out financial statements. The allocated corporate and administrative costs in these results do not reflect the level of expenses that the Company expects to incur in future periods. Had The Madison Square Garden Company operated as a standalone public company for the fiscal 2016 first quarter, the Company estimates that these expenses would have been higher by approximately $10 million.

On a reported basis, fiscal 2016 first quarter revenues of $150.4 million grew 26%, adjusted operating cash flow (“AOCF”)(1) of $23.8 million increased by $22.0 million, and operating loss of $4.6 million improved by $30.5 million, all as compared to the prior year quarter.

President and CEO David O’Connor said, “With the completion of our spin-off, MSG begins its next historic chapter as a new, publicly traded company focused on live sports and entertainment. This transaction highlights the value of our unique assets and brands and sets the stage for future growth by providing the company with the strategic flexibility to continue delivering exceptional live experiences for our fans and partners, while exploring new and innovative ways to build upon our celebrated legacy.”

Results from Operations

Segment results for the quarters ended September 30, 2015 and 2014 are as follows:

	Revenues			AOCF			Operating Income (Loss)
	F’Q1	F’Q1%		F’Q1	F’Q1%		F’Q1	F’Q1%
$ millions	2016	2015	Change	2016	2015	Change	2016	2015	Change
MSG Entertainment	$77.0	$65.2	18%	$3.1	$(0.9)	NM	$(0.4)	$(4.4)	92%
MSG Sports	73.1	53.5	37%	24.4	7.8	214%	20.0	(6.3)	NM
Other	0.2	0.2	NM	(3.8)	(5.1)	26%	(24.2)	(24.4)	1%

Total Company	$150.4	$118.9	26%	$23.8	$1.8	NM	$(4.6)	$(35.1)	87%

Note: Does not foot due to rounding

1.	See definition of adjusted operating cash flow (“AOCF”) included in the discussion of non-GAAP financial measures on page 3 of this earnings release.

MSG Entertainment

For the fiscal 2016 first quarter as compared to the prior year period, MSG Entertainment revenues of $77.0 million increased 18%. The increase was primarily due to higher event-related revenues at The Garden, the Beacon Theatre, The Theater at Madison Square Garden and the Forum, as well as higher venue-related sponsorship and signage and suite rental fee revenues.

First quarter AOCF of $3.1 million improved by $4.0 million and operating loss of $0.4 million improved by $4.0 million, both due to the increase in revenues, partially offset by an increase in direct operating expenses and selling, general and administrative expenses. The increase in direct operating expenses was primarily due to higher event-related operating expenses at the Company’s venues and other net increases. The increase in selling, general and administrative expenses was primarily due to higher corporate general and administrative costs.

MSG Sports

For the fiscal 2016 first quarter as compared to the prior year period, MSG Sports revenues of $73.1 million increased 37%. The increase in revenues was primarily due to higher broadcast rights fees from MSG Networks Inc. as a result of new long-term media rights agreements between the New York Knicks and New York Rangers and MSG Networks Inc. In addition, the overall increase in segment revenues reflects higher professional sports teams’ pre/regular season ticket-related revenue and sponsorship and signage revenues, as well as higher suite rental fee revenue. Excluding the impact of the new long-term media rights agreements, MSG Sports revenues would have increased 13%, or $7 million, as compared to the prior year period.

First quarter AOCF increased by $16.6 million to $24.4 million and operating income of $20.0 million improved by $26.3 million. The increase in AOCF was primarily due to the increase in revenues and, to a lesser extent, a decrease in direct operating expenses, partially offset by higher selling, general and administrative expenses. The increase in operating income was due to the increase in revenues, lower depreciation and amortization expense and, to a lesser extent, lower direct operating expenses, partially offset by higher selling, general and administrative expenses. The increase in selling, general and administrative expenses was primarily due to higher corporate general and administrative costs, marketing expenses and employee compensation and related benefits, partially offset by lower professional fees.

Other Matters

As of September 30, 2015, The Madison Square Garden Company had approximately $1.47 billion in unrestricted cash and cash equivalents, which primarily reflects a cash contribution from MSG Networks Inc. that took place prior to the completion of the spin-off. In addition, effective upon completion of the spin-off, The Madison Square Garden Company’s board authorized the repurchase of up to $525 million of the Company’s Class A common stock.

The Company has entered into 20-year media rights agreements with MSG Networks Inc. for the New York Knicks and the New York Rangers, which provide MSG Networks Inc. with exclusive local media rights to team games. Under these media rights agreements, the Company expects to recognize rights fee revenue of approximately $130 million for fiscal 2016, which would be approximately $49 million more than the intercompany rights fee revenue reflected in the Company’s financial statements for fiscal 2015.

The Madison Square Garden Company has entered into a variety of other agreements with MSG Networks Inc., including an Advertising Sales Representation Agreement and a Transition Services Agreement.

About The Madison Square Garden Company

The Madison Square Garden Company (MSG) is a world leader in live sports and entertainment with a portfolio of legendary sports teams, exclusive entertainment productions and celebrated venues. MSG Sports owns and operates some of the most widely recognized sports franchises: the New York Knicks (NBA), the New York Rangers (NHL) and the New York Liberty (WNBA), along with two development league teams - the Westchester Knicks (NBADL) and the Hartford Wolf Pack (AHL). MSG Sports also presents a broad array of world-class sporting events, including: professional boxing, college basketball, tennis, bull riding and e-gaming events. MSG Entertainment features exclusive, original productions that include the Radio City Christmas Spectacular and the Rockettes New York Spectacular, both starring the Rockettes, and presents or hosts a wide variety of live entertainment offerings, including concerts, family shows and special events, in the Company’s diverse collection of iconic venues. These venues are: New York’s Madison Square Garden, The Theater at Madison Square Garden, Radio City Music Hall and Beacon Theatre; the Forum in Inglewood, California; The Chicago Theatre; and the Wang Theatre in Boston, MA. More information is available at

www.themadisonsquaregardencompany.com.

Non-GAAP Financial Measures

We define adjusted operating cash flow (“AOCF”), which is a non-GAAP financial measure, as operating income (loss) before 1) depreciation, amortization and impairments of property and equipment and intangible assets, 2) share-based compensation expense or benefit, 3) restructuring charges or credits and 4) gains or losses on sales or dispositions of businesses. Because it is based upon operating income (loss), AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to either the distortive effects of fluctuating stock prices or the settlement of an obligation that is not expected to be made in cash.

We believe AOCF is an appropriate measure for evaluating the operating performance of our business segments and the Company on a consolidated basis. AOCF and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and AOCF measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. AOCF should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since AOCF is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of AOCF to operating income (loss), please see page 4 of this release.

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:

Kimberly Kerns Senior Vice President Communications The Madison Square Garden Company (212) 465-6442	Ari Danes, CFA Vice President Investor Relations The Madison Square Garden Company (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at www.themadisonsquaregardencompany.com

Conference call dial-in number is 877-347-9170 / Conference ID Number 63192366

Conference call replay number is 855-859-2056 / Conference ID Number 63192366 until November 12, 2015

THE MADISON SQUARE GARDEN COMPANY

COMBINED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2015	2014
Revenues	$150,381	$118,916
Direct operating expenses	71,350	68,036
Selling, general and administrative expenses	58,368	51,401
Depreciation and amortization	25,240	34,539

Operating loss	(4,577)	(35,060)
Other income (expense):
Equity in earnings (loss) of equity-method investments	2,679	(2,604)
Interest income	957	733
Interest expense	(540)	(656)
Miscellaneous income	—	80

Loss from operations before income taxes	(1,481)	(37,507)
Income tax expense	(122)	(223)

Net loss	$(1,603)	$(37,730)

Basic and diluted loss per common share	$(0.06)	$(1.51)

Basic and diluted weighted-average number of common shares outstanding	24,928	24,928

ADJUSTMENTS TO RECONCILE ADJUSTED OPERATING CASH FLOW TO

OPERATING LOSS

The following is a description of the adjustments to operating loss in arriving at adjusted operating cash flow as described in this earnings release:

•	Share-based compensation expense. This adjustment eliminates the compensation expense relating to restricted stock units granted under our employee stock plans and non-employee director plans in all periods.

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment and intangible assets in all periods.

	Three Months Ended September 30,
	2015	2014
Operating loss	$(4,577)	$(35,060)
Share-based compensation	3,105	2,315
Depreciation and amortization	25,240	34,539

Adjusted operating cash flow	$23,768	$1,794

THE MADISON SQUARE GARDEN COMPANY

COMBINED OPERATIONS DATA

(Dollars in thousands)

(Unaudited)

REVENUES

	Three Months Ended September 30,
	2015	2014	% Change
MSG Entertainment	$77,026	$65,235	18%
MSG Sports	73,148	53,505	37%
All other	207	176	NM

Total Madison Square Garden Company	$150,381	$118,916	26%

ADJUSTED OPERATING CASH FLOW AND OPERATING INCOME (LOSS)

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Three Months Ended September 30,			Three Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
MSG Entertainment	$3,133	$(904)	NM	$(357)	$(4,384)	92%
MSG Sports	24,413	7,787	214%	19,979	(6,318)	NM
All other	(3,778)	(5,089)	26%	(24,199)	(24,358)	1%

Total Madison Square Garden Company	$23,768	$1,794	NM	$(4,577)	$(35,060)	87%

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED AND COMBINED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	September 30, 2015	June 30, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$1,467,093	$14,211
Restricted cash	12,592	12,590
Accounts receivable, net	58,101	51,734
Net related party receivables, current	35,553	327
Prepaid expenses	50,770	23,879
Loan receivable from MSG Networks	—	30,836
Other current assets	85,611	35,058

Total current assets	1,709,720	168,635
Net related party receivables, noncurrent	1,652	—
Investments and loans to nonconsolidated affiliates	268,540	249,394
Property and equipment, net	1,214,941	1,188,693
Amortizable intangible assets, net	20,589	22,324
Indefinite-lived intangible assets	166,850	166,850
Goodwill	277,166	277,166
Other assets	85,418	75,880

Total assets	$3,744,876	$2,148,942

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,448	$3,307
Net related party payables	1,347	1,588
Accrued liabilities:
Employee related costs	51,369	95,997
Other accrued liabilities	97,213	121,509
Deferred revenue	432,163	311,317

Total current liabilities	589,540	533,718
Defined benefit and other postretirement obligations	54,395	80,900
Other employee related costs	39,867	53,337
Other liabilities	53,280	50,768
Deferred tax liability	254,564	206,944

Total liabilities	991,646	925,667

Commitments and contingencies
Stockholders’ Equity:
Class A Common stock, par value $0.01, 120,000 shares authorized; 20,398 shares outstanding as of September 30, 2015	204	—
Class B Common stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of September 30, 2015	45	—
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of September 30, 2015	—	—
Additional paid-in capital	2,787,620	—
MSG Networks investment	—	1,263,490
Accumulated other comprehensive loss	(34,639)	(40,215)

Total stockholders’ equity	2,753,230	1,223,275

Total liabilities and stockholders’ equity	$3,744,876	$2,148,942

THE MADISON SQUARE GARDEN COMPANY

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,
	2015	2014
Net cash used in operating activities	$(3,746)	$(40,304)

Net cash used in investing activities	(68,613)	(8,933)

Net cash provided by financing activities	1,525,241	48,297

Net increase (decrease) in cash and cash equivalents	1,452,882	(940)
Cash and cash equivalents at beginning of period	14,211	6,143

Cash and cash equivalents at end of period	$1,467,093	$5,203